OPTION AGREEMENT

          This Option Agreement (this “Agreement”) is made as of September 11, 2008, by and between Map Financial Group, Inc., a Nevada corporation (the “Company”), and Ice Assets, LLC, a New York limited liability company (“Ice”).

RECITALS

          WHEREAS, Ice has agreed to provide financing in the aggregate principal amount of up to $10 million to the Company, indirectly through its agreement to make such financing available to MapCash Management Ltd.; and

          WHEREAS, it is a condition precedent to the financing by Ice that Ice and the Company enter into this Agreement.

          NOW THEREFORE, in consideration of the above premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.          Grant of Option. In consideration of the financing described above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby irrevocably grants to Ice the option (the “Option”) to purchase up to 1,000,000 shares of the Company’s issued and outstanding common stock (the “Shares”), on the terms and conditions set forth in this Agreement.

          2.          Term of the Option. The period during which the Option may be exercised (the “Option Period”) shall commence on the date of completion of the Company’s initial public stock offering and end on the first anniversary of such date (the “Option Expiration Date”).

          3.          Purchase Price. The purchase price for the Shares (the “Option Purchase Price”) upon exercise of the Option shall be $1.00 per Share.

          4.          Exercise of the Option. The Option may be exercised at any time in whole or in part during the Option Period. If Ice shall desire to exercise the Option, then, on or before the Option Expiration Date, Ice shall deliver to the Company an irrevocable written notice (the “Option Notice”) of its exercise of the Option, which notice shall specify the number of Shares and the location, date and time of the closing of the exercise of the Option (the “Option Closing”). The closing date so specified shall be no later than five (5) business days after the date of the Option Notice.

          5.          Deliveries at Option Closing. At the Option Closing, the Company shall deliver to Ice stock certificates evidencing the Shares purchased, registered in the name of Ice; and Ice shall deliver to the Company the Option Purchase Price, either in cash, certified check or money order, or by wire transfer of immediately available funds to an account designated by the Company in writing.

          6.          Representations and Warranties of Ice. Ice represents, warrants and covenants to the Company that:

                       a.          Organization, Valid Existence and Qualification. Ice is duly organized and validly existing under the laws of New York, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

                       b.          Corporate Authority and Approval. Ice has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Ice and, assuming due authorization, execution and delivery hereof by the Company, constitutes a valid and binding agreement of Ice enforceable against Ice in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to affecting creditors’ rights and to general equity principles.

                       c.          Consents and Approvals; No Violations. No filing with or notice to, and no permit, authorization, registration, consent or approval of, any governmental entity is required on the part of Ice for the execution, delivery and performance by Ice of this Agreement or the consummation by Ice of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by Ice nor the consummation by Ice of the transactions contemplated hereby will (A) conflict with or result in any breach, violation or infringement of any provision of the certificate of incorporation or By-Laws (or similar governing documents) or any resolutions of the board of directors of Ice, (B) result in a breach, violation or infringement of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to the creation of any lien or any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any contract or agreement by which Ice is bound, or (C) violate or infringe any law applicable to Ice or any of its properties or assets.

                       d.          Compliance with Laws; Licenses. Ice operates its business in compliance with all laws applicable to such business, except for such noncompliance that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Ice. To the knowledge of Ice, no investigation or review by any governmental entity with respect to Ice is pending or threatened, nor has any governmental entity provided written notice of an intention to conduct the same, except for such investigations or reviews that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Ice. Ice has all governmental permits, licenses, franchises, variances, exemptions, orders issued or granted by a governmental entity and all other authorizations, consents and approvals issued or granted by a governmental entity necessary to conduct its business as presently conducted, except those the absence of which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Ice. All the payments required in connection with the maintenance of such permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals are current, except where the failure to make such payments would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Ice.

                       e.          No Default. Ice is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its certificate of incorporation or By-Laws (or similar governing documents) or (b) any material contract by which Ice is bound except, in the case of clause (b) of this sentence, for violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Ice.

                       f.          Investment Purpose. Ice is executing the transactions contemplated by this Agreement for its own account as principal, not as a nominee or agent, for investment purposes only and not with a view to, or for, resale, distribution, or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in this Agreement or any portion thereof. Further, Ice does not have any contract, undertaking agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to this Agreement, in whole or in part.

                       g.          No Solicitation. Ice is not executing the transactions contemplated by this Agreement as a result of, or subsequent to, any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person other than the officers of the Company.

                       h.          No Registration. Ice understands that this Agreement has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or registered or qualified under any of the securities laws of any state or other jurisdiction, and the Option is a “restricted security,” and cannot be resold or otherwise transferred unless it is registered under the Securities Act, and registered or qualified under any other applicable securities laws, or an exemption from such registration and qualification is available.

                       i.          Accredited Investor. Ice is an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act.

                       j.          Investment Experience; Risk of Loss. Ice is (i) experienced in making investments of the kind described herein, (ii) able, by reason of the business and financial experience of its officers and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates), to protect his own interests with respect to this Agreement, and (iii) able to afford the risk of loss of his entire investment in this Agreement.

                       k.          No Liquidity. Ice has the financial ability to bear the economic risk of its investment in this Agreement, has adequate means for providing for its current needs and contingencies and has no need for liquidity with respect to any investment made pursuant to this Agreement. Ice has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in this Agreement.

                       l.          Reports. Ice has reviewed or received copies of all reports and other documents filed by the Company with the Securities and Exchange Commission and any other documents or information requested by Ice.

                       m.          Information. Other than as set forth herein, Ice is not relying upon any other information, representation or warranty by the Company, or any officer, employee, agent or affiliate of the Company, in determining to invest in the Option. Ice has consulted, to the extent deemed appropriate by Ice, with the Ice’s own advisers as to the financial, tax, legal and related matters concerning the transactions contemplated by this Agreement and on that basis believes that such transactions are suitable and appropriate for Ice.

          7.          Representations and Warranties of the Company. The Company represents, warrants and covenants to Ice that:

                       a.          Organization, Valid Existence and Qualification. The Company is duly organized and validly existing under the laws of Nevada, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

                       b.          Corporate Authority and Approval. The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by Ice, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to affecting creditors’ rights and to general equity principles.

                       c.          Consents and Approvals; No Violations. No filing with or notice to, and no permit, authorization, registration, consent or approval of, any governmental entity is required on the part of the Company for the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (A) conflict with or result in any breach, violation or infringement of any provision of the certificate of incorporation or By-Laws (or similar governing documents) or any resolutions of the board of directors of the Company, (B) result in a breach, violation or infringement of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to the creation of any lien or any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any contract or agreement by which the Company is bound, or (C) violate or infringe any law applicable to the Company or any of its properties or assets.

                       d.          Compliance with Laws; Licenses. The Company operates its business in compliance with all laws applicable to such business, except for such noncompliance that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company. To the knowledge of the Company, no investigation or review by any governmental entity with respect to the Company is pending or threatened, nor has any governmental entity provided written notice of an intention to conduct the same, except for such investigations or reviews that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company. The Company has all governmental permits, licenses, franchises, variances, exemptions, orders issued or granted by a governmental entity and all other authorizations, consents and approvals issued or granted by a governmental entity necessary to conduct its business as presently conducted, except those the absence of which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company. All the payments required in connection with the maintenance of such permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals are current, except where the failure to make such payments would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

                       e.          No Default. The Company is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its certificate of incorporation or By-Laws (or similar governing documents) or (b) any material contract by which the Company is bound except, in the case of clause (b) of this sentence, for violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

          8.          Amendments. This Agreement may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

          9.          GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT, FOR THEMSELVES AND THIER PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE PARTIES HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING FOR THE ENFORCEMENT OF THIS AGREEMENT.

        10.          Notices. All notices and communications shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

If to Ice:	Ice Assets, LLC

Telecopier:

If to the Company:	Map Financial Group, Inc.
460 West 34th Street
10th floor
New York, NY 10033
Telecopier:

          11.          Successors and Assigns. This Agreement and the obligations and rights of the parties hereto shall be binding upon and inure to the benefit of their respective successors and assigns.

          12.          Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision and the parties agree to replace such provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such provisions; provided, however, that no such severability will be effective against a party if it materially and adversely changes the economic benefits of this Agreement to such party.

          13.          Further Assurances. The parties and their agents shall each cooperate with the other and use (or cause its agents to use) its best efforts to promptly take or cause to be taken all necessary actions, and do or cause to be done all necessary things, proper or advisable under this Agreement and applicable laws to consummate the transactions contemplated by this Agreement.

[Signatures follow]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

MAP FINANCIAL GROUP, INC.

By:	/s/ Jonathan Malamud

Name: Jonathan Malamud
Title: CEO and President

ICE ASSETS, LLC

By:	/s/ Joel Zev Drizin

Name: Joel Zev Drizin
Title: Manager